Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: That each person whose signature appears below hereby authorizes and appoints Stephen M. Simes and Phillip B. Donenberg, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Power of Attorney effective as of this 14 day of August, 2015.

Name and Signature	Title

/s/ Stephen M. Simes	Chief Executive Officer and Director
Stephen M. Simes	(Principal Executive Officer)

/s/ Phillip B. Donenberg	Chief Financial Officer and Secretary
Phillip B. Donenberg	(Principal Financial and Accounting Officer)

/s/ Sol J. Barer, Ph.D.	Chairman of the Board
Sol J. Barer, Ph.D

/s/ Isaac Blech	Vice Chairman of the Board
Isaac Blech

/s/ Rex Bright	Director
Rex Bright

/s/ Nelson K. Stacks	Director
Nelson K. Stacks